AMENDMENT TO BYLAWS OF SVI HOLDINGS, INC.
                    (FORMERLY KNOWN AS WILSON CAPITAL, INC.)


         The Bylaws of SVI Holdings, Inc., a Nevada corporation formerly known as Wilson Capital, Inc. (the "Company"), adopted by the Board of Directors of the Company on November 29, 1989, are hereby amended to replace in Section 4.1, the phrase "seven (7)" in each place that it appears with the phrase "eight
(8)."

         In all other respects, the Bylaws remain in full force and effect.




                                   CERTIFICATE
                                   -----------

         I hereby certify that the foregoing amendment to the Bylaws of SVI Holdings, Inc., a Nevada corporation, was adopted by the Board of Directors of the Company as of the 3rd day of July, 1998.



                                               /s/ David L. Reese
                                               ---------------------------------
                                               David L. Reese, Secretary


October 16, 1998